UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)
(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K (the “Original Report”) of the Company (as defined below) filed on July 17, 2024. The sole purpose of this Amendment is to provide an updated version of the corporate presentation furnished as Exhibit 99.1 thereto. The updated corporate presentation is furnished as Exhibit 99.1 hereto and replaces and supersedes Exhibit 99.1 to the Original Report in its entirety.  No other revisions have been made to the Original Report, and other than mentioned in the foregoing sentence, this Amendment does not amend, update, or change any other items or disclosures contained in the Original Report.

Item 8.01.	Other Events.

Corporate Presentation
On July 17, 2024, Nuwellis, Inc. (the “Company”) posted an updated corporate presentation to its website at https://ir.nuwellis.com/, which the Company may use from time to time in communications with potential investors or conferences. A copy of the corporate presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).
Exhibit 99.1 hereto contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the other reports of the Company filed with the U.S. Securities and Exchange Commission (“SEC”), including that actual events or results may differ materially from those in the forward-looking statements.
Risk Factor Update
On May 8, 2024, the Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q”) with the SEC. This Report is being filed in part to revise Item 1A to include the risk factor included below.
Except as described below, no other changes have been made to the Form 10-Q, and this Report does not otherwise amend, update or change the financial statements or other disclosures in the Form 10-Q. This Report speaks as of the filing date of the Form 10-Q and does not (i) reflect events, results or developments that occurred or facts that became known after the filing date of the Form 10-Q or (ii) modify or update those disclosures affected by subsequent events, results, developments or facts. Among other things, forward-looking statements made in the Form 10-Q have not been revised to reflect events, results or developments that occurred or facts that became known to us after the date of the Form 10-Q, and such statements should be read in conjunction with our filings with the SEC subsequent to the Form 10-Q. This Report should be read in conjunction with the Company’s other filings with the SEC subsequent to May 8, 2024.
If we fail to comply with federal and state laws regarding off-label use of our products, we could face substantial civil and criminal penalties and our business, financial condition, results of operations, and prospects could be adversely affected.
Healthcare professionals may choose to use and prescribe medical devices for uses that are not described in the product’s labeling and for uses that differ from those tested in clinical trials and approved or authorized by the regulatory authorities. Medical device companies, however, are prohibited from marketing and promoting products for indications and uses that are not specifically approved or authorized by FDA. Such “off-label” uses are common on the medical world and often are appropriate treatments for some patients. Regulatory authorities in the U.S. generally do not restrict or regulate the treatment choices of healthcare professionals. Regulatory authorities do, however, restrict communications by companies concerning off-label uses of their products. Any FDA approval or marketing authorization that we have or may obtain in the future permits us to promote the subject medical device only for the specific use(s) cleared, approved, certified or otherwise authorized. We are prohibited from marketing or promoting any medical devices for off-label use.
Notwithstanding the regulatory restrictions on off-label promotion, the FDA and other regulatory authorities allow companies to engage in truthful, non-misleading, and non-promotional speech concerning their products. Accordingly, we engage in medical education activities and communicate with healthcare professionals about many aspects of our products and clinical trials. In addition, we are aware that the Aquadex System, which is cleared by FDA solely for use in adults and pediatric patients weighing 20 kg or more, is being used off-label uses to treat patients who weigh under 20 kg, including being modified by children’s hospitals so that it can provide dialysis to neonates and other premature infants who were born either without kidneys or without normal kidney function. These patients typically have very few other treatment options given the large extracorporeal blood volume required by standard dialysis machines, the need for blood priming of the dialysis circuit and the use of large catheters.

Although we believe that all of our communications regarding off-label uses are in compliance with the relevant regulatory requirements, the FDA or another regulatory authority may disagree, and characterize such communications as marketing and promotion of an off-label use.
If the FDA determines that we have marketed or promoted our products for off-label use by us or our commercial partners, it could request that we or our commercial partners modify those promotional materials. We also could be subject to regulatory or enforcement actions, including the issuance of an untitled letters or warning letters, injunctions, seizures, civil fines and criminal penalties.
In addition to FDA, we may be subject to significant enforcement actions from other federal and state enforcement authorities, such as the Department of Justice and the Office of the Inspector General of the Department of Health and Human Services, if they consider our communications, including promotional and training materials, to constitute promotion of an uncleared, uncertified or unapproved use of a medical device. In the U.S., engaging in the impermissible promotion of our products, following approval, for off-label uses can also subject us to false claims and other litigation under federal and state statutes, including fraud and abuse and consumer protection laws, which can lead to civil and criminal penalties and fines, agreements with governmental authorities that materially restrict the manner in which we promote or distribute therapeutic products and do business through, for example, corporate integrity agreements, suspension or exclusion from participation in federal and state healthcare programs, and debarment from government contracts and refusal of future orders under existing contracts. These laws include the federal False Claims Act, which allows any individual to bring a lawsuit against a company on behalf of the federal government alleging submission of false or fraudulent claims or causing others to present such false or fraudulent claims, for payment by a federal program such as Medicare or Medicaid. If the government decides to intervene and prevails in the lawsuit, the individual will share in the proceeds from any fines or settlement funds. If the government declines to intervene, the individual may pursue the case alone. Many False Claims Act lawsuits against, and preceding investigations of, manufacturers of healthcare products are brought every year, leading to several substantial civil and criminal settlements related to off-label uses. In addition, False Claims Act lawsuits may expose manufacturers to follow-on claims by private payors based on fraudulent marketing practices. This growth in litigation has increased the risk that a company will have to defend a false claim action, pay settlement fines or restitution, as well as criminal and civil penalties, agree to comply with burdensome reporting and compliance obligations, and be excluded from Medicare, Medicaid, or other federal and state healthcare programs. If we or our collaborators do not lawfully promote our approved products, we may become subject to such investigations and litigation and, if we do not successfully defend against such actions, those actions may have a material adverse effect on our business, financial condition, results of operations and prospects.
Additionally, we must have adequate substantiation for the claims we make for our products and services. If any of our claims are determined to be false, misleading or deceptive, our products and services could be considered misbranded under the FDCA or in violation of the Federal Trade Commission Act. We could also face lawsuits from our competitors under the Lanham Act alleging that our marketing materials are false or misleading.
Foreign jurisdictions have their own laws and regulations concerning medical devices, including marketing authorizations and certifications, communications about off-label uses, and substantiation of advertising and promotional claims. Failure to comply with those laws and regulations could result in actions against us, including fines, penalties and exclusion from the market. Any such actions could adversely affect our ability to market new products and services or continue to market existing products and services in those jurisdictions.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Exhibit Description
99.1	Corporate Presentation, dated July 17, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2024	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
	Name:	Nestor Jaramillo, Jr.
	Title:	President and Chief Executive Officer